Exhibit 99.1

Palladyne AI Reports Third Quarter Fiscal 2025 Results and Provides Update on Recent Developments

Strong balance sheet with $57.1 million in cash, cash equivalents and marketable securities and no debt

Patent progress demonstrates growing strategic relevance in defense applications

Company to host investor call and webcast during the week of November 17 to discuss emerging strategic developments

SALT LAKE CITY – November 12, 2025 – Palladyne AI Corp. (NASDAQ: PDYN and PDYNW) (“Palladyne AI”), a developer of artificial intelligence software for robotic platforms in the industrial and defense sectors, today announced financial results for its third fiscal quarter ended September 30, 2025.

Ben Wolff, President and Chief Executive Officer of Palladyne AI, commented:

“We continue to execute with financial discipline as we move toward commercial expansion. That same discipline guides how we develop and protect our technology. The issuance of U.S. Patent No. 12,452,957 covering our closed loop tasking and control architecture for heterogeneous sensor networks represents a foundational milestone for Palladyne AI. It reinforces our ownership of the core autonomy framework that enables distributed systems to operate collaboratively and strengthens the protection around our AI-driven autonomy platform.

“Building on this news, we’re also optimistic about a new potential development award from the Department of War relating to Palladyne Pilot. Together with our collaboration with Draganfly to integrate Palladyne Pilot into their UAV platforms, we are expanding the technology’s reach into trusted, real-world defense environments, in-line with current Department of War directives as laid out by Secretary of War Peter Hegseth.

“The addition of Lieutenant General Twitty to our Board of Directors brings exceptional insight into national defense priorities and strengthens our alignment with mission critical needs across the government and defense sectors.

“We also look forward to hosting an investor call next week to discuss recent and important upcoming strategic developments that will provide additional insight into our next phase of growth, including specifically, how Palladyne AI is aligning itself with the current Department of War priorities and initiatives.”

Third Quarter Fiscal 2025 Highlights

•
Ended the quarter with $57.1 million in cash, cash equivalents and marketable securities and no debt, maintaining multi-year operating runway supported by a disciplined capital management strategy;
•
Operating cash use of approximately $6.3 million, consistent with expectations and prior-quarter levels;
•
Appointed Lieutenant General (Ret.) Stephen M. Twitty to the Board of Directors, bringing four decades of distinguished military service and extensive defense-sector expertise to the Company’s leadership, underscoring Palladyne AI’s expanding role in defense and national security applications (Sep. 23, 2025 Press Release); and
•
Continued evolution and expansion of the Palladyne IQ and Palladyne Pilot software platforms.

Recent Business Updates

•
The Company continues to advance the next version of its Palladyne IQsoftware with a focus on elevating the user experience, accelerating performance and strengthening industrial robustness for early-stage deployments beginning in the first half of 2026;
•
Palladyne Pilot is expanding integration across additional UAV platforms while progressing internal testing and field evaluations to validate readiness for defense and commercial use;
•
The Company is optimistic about a potential new Palladyne Pilot related development contract award with the Department of War.
•
Awarded U.S. Patent No. 12,452,957, Closed Loop Tasking and Control of Heterogeneous Sensor Networks, which protects the architecture that enables multiple autonomous systems and sensors to collaborate as one coordinated network and reinforces the uniqueness of Palladyne’s Pilot AI autonomy platform (Nov. 3, 2025 Press Release);
•
Established collaboration with Draganfly Inc. (NASDAQ: DPRO) to integrate Palladyne Pilot with Draganfly UAV platforms aimed at enabling autonomous swarming and enhanced multi-drone coordination for government and defense customers (Oct. 21, 2025 Press Release); and
•
The Company continues to meet all development milestones on its existing government contracts and is advancing additional IP protection initiatives through ongoing patent filings.

Strategic Developments Conference Call and Webcast Information

Palladyne AI’s management will host an important strategic update conference call next week to discuss the Company’s strategic positioning. The Company will put out a press release ahead of time with the specific details.

For more information, please visit www.palladyneai.com and connect with us on LinkedIn at www.linkedin.com/company/palladyneaicorp.

About Palladyne AI Corp.

Palladyne AI Corp. (NASDAQ: PDYN) has developed an advanced artificial intelligence (AI) and machine learning (ML) software platform poised to revolutionize the capabilities of robots, enabling them to observe, learn, reason, and act in a manner akin to human intelligence. Our AI and ML software platform empowers robots to perceive variations or changes in the real-world environment, enabling them to autonomously maneuver and manipulate objects accurately in response.

The Palladyne AI software solution operates on the edge and dramatically reduces the significant effort required to program and deploy robots enabling industrial robots and collaborative robots (cobots) to quickly achieve autonomous capabilities even in dynamic and or complex environments. Designed to enable robotic systems to perceive their environment and quickly adapt to changing circumstances by generalizing (i.e., learning) from their past experience using dynamic real-time operations “on the edge” (i.e., on the robotic system) without extensive programming and with minimal robot training. Palladyne AI believes its software has wide application, including in industries such as automotive, aviation, construction, defense, general manufacturing, infrastructure inspection, logistics and warehousing. Its applicability extends beyond traditional robotics to include Unmanned Aerial Vehicles (UAVs), Unmanned Ground Vehicles (UGVs), and Remotely Operated Vehicles (ROVs).

Palladyne AI’s approach is expected to elevate the return on investment associated with a diverse range of machines that are fixed, fly, float, or roll.

By enabling autonomy, reducing programming complexity and enhancing efficiency, we are paving the way for a future where machines can excel in tasks that were once considered beyond their reach.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding future cash burn and expenses, timing and growth of future revenues, sufficiency of the Company’s capital, software product development, the Company’s collaboration efforts with Draganfly, timing of product sales or deployments, the capabilities or future capabilities of the Company’s foundational technology and products, the benefits of the software foundational technology and products and the industries that could benefit from them, the applicability of the Company’s foundational technology and products to different kinds of machines (such as UAVs, UGVs and ROVs), macroeconomic, political and other structural influences (including the current U.S. government shutdown) or conditions and their impact on our current or future business, contracts and prospects. Forward-looking statements are inherently subject to risks, uncertainties, and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events, or results of operations, are forward-looking statements. These statements may be preceded by, followed by, or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates,” “intends” or “continue” or similar expressions. Such forward-looking statements involve risks and uncertainties that may cause actual events, results, or performance to differ materially from those indicated by such statements. These forward-looking statements are based on Palladyne AI’s management’s current expectations and beliefs, as well as a number of assumptions concerning future events. However, there can be no assurance that the events, results, or trends identified in these forward-looking statements will occur or be achieved. Forward-looking statements speak only as of the date they are made, and Palladyne AI is not under any obligation and expressly disclaims any obligation, to update, alter or otherwise revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

Readers should carefully review the statements set forth in the reports which Palladyne AI has filed or will file from time to time with the Securities and Exchange Commission (the “SEC”), in particular the risks and uncertainties set forth in the sections of those reports entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements,” for a description of risks facing Palladyne AI and that could cause actual events, results or performance to differ from those indicated in the forward-looking statements contained herein. The documents filed by Palladyne AI with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov.

Investor Contact:

Brian Siegel, IRC, MBA

Senior Managing Director

Hayden IR

(346) 396-8696

brian@haydenir.com

Press Contact:

PR@palladyneai.com

PALLADYNE AI CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands, except share data)

	As of
	September 30, 2025	December 31, 2024

Assets
Current assets:
Cash and cash equivalents	$27,361	$31,188
Marketable securities	29,785	8,883
Accounts receivable, net of allowance for credit losses of $0.3 million at December 31, 2024	326	134
Unbilled receivables	1,819	1,179
Inventories	76	71
Prepaid expenses and other current assets	1,146	1,275
Total current assets	60,513	42,730
Property and equipment, net	4,063	4,244
Operating lease assets	8,023	8,841
Other non-current assets	330	438
Total assets	$72,929	$56,253
Liabilities and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$565	$435
Accrued liabilities	2,923	2,919
Current operating lease liabilities	976	1,079
Total current liabilities	4,464	4,433
Warrant liabilities	7,402	51,396
Operating lease liabilities	9,217	9,957
Total liabilities	21,083	65,786
Commitments and contingencies
Stockholders’ equity (deficit):
Common stock, $0.0001 par value, 165,000,000 shares authorized as of September 30, 2025 and December 31, 2024; 42,036,294 and 33,883,894 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	4	3
Additional paid-in capital	531,127	481,289
Accumulated other comprehensive income	14	6
Accumulated deficit	(479,299)	(490,831)
Total stockholders’ equity (deficit)	51,846	(9,533)
Total liabilities and stockholders’ equity (deficit)	$72,929	$56,253

See Palladyne AI 10-Q filing dated November 12, 2025, for accompanying notes to the consolidated financial statements.

PALLADYNE AI CORP.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except share and per share data)

	Three Months Ended September 30,		For the Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue, net	$860	$871	$3,585	$7,025
Operating expenses:
Cost of revenue (exclusive of items shown separately below)	461	479	1,288	2,934
Research and development	3,146	2,582	9,141	7,825
General and administrative	4,138	3,965	12,516	13,381
Sales and marketing	1,180	1,331	3,730	3,516
Asset write-down and restructuring	—	(187)	—	(192)
Total operating expenses	8,925	8,170	26,675	27,464
Loss from operations	(8,065)	(7,299)	(23,090)	(20,439)
Interest income, net	566	249	1,512	967
Gain (loss) on warrant liabilities	3,759	(43)	33,110	(175)
Other income, net	—	—	—	2
(Loss) income before income tax expense	(3,740)	(7,093)	11,532	(19,645)
Income tax expense	—	(3)	—	(3)
Net (loss) income	$(3,740)	$(7,096)	$11,532	$(19,648)
Net (loss) income per share
Basic	$(0.09)	$(0.27)	$0.31	$(0.76)
Diluted	$(0.09)	$(0.27)	$0.29	$(0.76)
Weighted-average shares used in computing net income (loss) per share
Basic	40,486,615	26,177,413	37,665,540	26,018,708
Diluted	40,486,615	26,177,413	40,161,248	26,018,708

See Palladyne AI 10-Q filing dated November 12, 2025, for accompanying notes to the consolidated financial statements.

PALLADYNE AI CORP.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in thousands)

	Nine Months Ended September 30,
	2025	2024
Cash flows from operating activities:
Net income (loss)	$11,532	$(19,648)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Stock-based compensation	3,346	2,227
Depreciation of property and equipment	658	612
Change in fair value of warrant liabilities	(33,110)	175
Amortization of investment discount	(1,065)	(56)
Changes in operating assets and liabilities:
Accounts receivable	(192)	(63)
Unbilled receivable	(640)	455
Inventories	(5)	1,065
Prepaid expenses and other current assets	129	1,150
Operating lease assets & other non-current assets	925	891
Accounts payable	130	(1,076)
Accrued liabilities and current operating lease liabilities	(100)	(2,420)
Operating lease liabilities	(740)	(843)
Net cash used in operating activities	(19,132)	(17,531)
Cash flows from investing activities:
Purchases of property and equipment	(477)	(217)
Purchases of marketable securities	(56,828)	—
Maturities of marketable securities	37,000	16,000
Net cash (used in) provided by investing activities	(20,305)	15,783
Cash flows from financing activities:
Proceeds from exercise of stock options	65	24
Proceeds from issuance of common stock under ESPP	76	—
Proceeds from the exercise of warrants	6,419	—
Shares repurchased for payment of tax withholdings	—	(84)
Payment of obligations under capital leases	—	(3)
Proceeds from issuance of common stock	29,100	—
Payment of transaction costs related to issuance of common stock	(50)	—
Net cash provided by (used in) financing activities	35,610	(63)
Net decrease in cash and cash equivalents	(3,827)	(1,811)
Cash and cash equivalents at beginning of period	31,188	23,139
Cash and cash equivalents at end of period	$27,361	$21,328
Supplemental disclosure of cash flow information:
Cash paid for income taxes	$—	$10

See Palladyne AI 10-Q filing dated November 12, 2025, for accompanying notes to the consolidated financial statements.